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                                                                     Exhibit 4.2



                           NOVEMBER 1999 AMENDMENT TO
                              HEALTHGATE DATA CORP.
                             1994 STOCK OPTION PLAN

     THIS NOVEMBER 1999 AMENDMENT TO HEALTHGATE DATA CORP. 1994 STOCK OPTION PLAN shall be effective as of November 19, 1999.

     WHEREAS, HealthGate Data Corp. (the "Company") maintains the HealthGate Data Corp. 1994 Stock Option Plan (the "1994 Plan");

     WHEREAS, by previous amendments to the Plan, the number of shares of the Company's Common Stock which may be issued and sold by the Company pursuant to Stock Options under the 1994 Plan was increased to 650,000 shares;

     WHEREAS, by resolution approved by the Board of Directors of the Company on November 18, 1999, and by vote of the stockholders of the Company on November 19, 1999, the number of shares that may be sold pursuant to Stock Options under the Plan was increased from 650,000 (pre-split) shares to 907,715 (pre-split) shares, which following the Company's anticipated 3.966 for 1 stock split will equal 3,599,997 post-split shares;

     NOW, THEREFORE, in consideration of the foregoing premises, the 1994 Plan is hereby amended as follows:

     1. NUMBER OF SHARES. The number of shares of the Company's Common Stock that may be sold pursuant to Stock Options granted under the 1994 Plan shall be increased from 650,000 (pre-split) shares to 907,715 (pre-split), which following the Company's anticipated 3.966 for 1 stock split will equal 3,599,997 post-split shares.

     IN WITNESS WHEREOF, the undersigned has executed this November 1999 Amendment to be effective as of the date first above written.


                                        HEALTHGATE DATA CORP.



                                        By: /s/ William S. Reece
                                            -----------------------------------
                                            William S. Reece
                                            Chairman & Chief Executive Officer



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